Exhibit 99.(h)(i)(a)

APPENDIX A

to the

Administrative and Transfer Agency Agreement

dated May 15, 2020

(the “Agreement”)

as amended and restated October 1, 2022

As of October 1, 2022, the following is a list of Portfolios for which the Administrator shall serve under the Agreement:

AllianzIM U.S. Large Cap Buffer10 Apr ETF

AllianzIM U.S. Large Cap Buffer20 Apr ETF

AllianzIM U.S. Large Cap Buffer10 Jul ETF

AllianzIM U.S. Large Cap Buffer20 Jul ETF

AllianzIM U.S. Large Cap Buffer10 Oct ETF

AllianzIM U.S. Large Cap Buffer20 Oct ETF

AllianzIM U.S. Large Cap Buffer10 Jan ETF

AllianzIM U.S. Large Cap Buffer20 Jan ETF

AllianzIM U.S. Large Cap Buffer10 Nov ETF

AllianzIM U.S. Large Cap Buffer20 Nov ETF

AllianzIM U.S. Large Cap Buffer10 Dec ETF

AllianzIM U.S. Large Cap Buffer20 Dec ETF

AllianzIM U.S. Large Cap Buffer10 Feb ETF

AllianzIM U.S. Large Cap Buffer20 Feb ETF

AllianzIM U.S. Large Cap Buffer10 Mar ETF

AllianzIM U.S. Large Cap Buffer20 Mar ETF

AllianzIM U.S. Large Cap Buffer10 May ETF

AllianzIM U.S. Large Cap Buffer20 May ETF

AllianzIM U.S. Large Cap Buffer10 Jun ETF

AllianzIM U.S. Large Cap Buffer20 Jun ETF

AllianzIM U.S. Large Cap Buffer10 Aug ETF

AllianzIM U.S. Large Cap Buffer20 Aug ETF

AllianzIM U.S. Large Cap Buffer10 Sep ETF

AllianzIM U.S. Large Cap Buffer20 Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF

AllianzIM U.S. Large Cap Floor10 Jan ETF

AllianzIM U.S. Large Cap Floor10 Apr ETF

AllianzIM U.S. Large Cap Floor10 Jul ETF

AllianzIM U.S. Large Cap Floor10 Oct ETF

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Appendix A to be executed by their officers designated as of the day and year first above written.

AIM ETF Products Trust	Brown Brothers Harriman & Co.

/s/ Brian Muench	/s/ Shawn McNinch
Brian Muench	Shawn McNinch
President	Managing Director

AIM ETF Products Trust

/s/ Mike Tanski
Mike Tanski
Vice President, Operations